UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 5, 2014

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 5, 2014, Twin Cities Power Holdings, LLC (the “Company”) entered into two identical guaranty agreements (the “Guarantees”) in favor of Shell Energy North America (US), L.P., a Delaware limited partnership (“Shell”), on behalf of its indirect subsidiaries, Discount Energy Group, LLC (“DEG”), and Town Square Energy, LLC (“TSE”). Under the Guarantees, the Company irrevocably and unconditionally guarantees the timely payment to Shell of the obligations of DEG, not to exceed $500,000, and of TSE, not to exceed $500,000. The Guarantees remain in force for five years from the effective date, and may be terminated upon ten days’ prior written notice from the Company to Shell.

The foregoing description of the Guarantees is qualified in its entirety by reference to the full text of the Guarantees, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Guaranty Agreement between Twin Cities Power Holdings, LLC and Shell Energy North America (US), L.P., on behalf of Discount Energy Group, LLC, dated November 5, 2014.
10.2	Guaranty Agreement between Twin Cities Power Holdings, LLC and Shell Energy North America (US), L.P., on behalf of Town Square Energy, LLC, dated November 5, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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